                          12% SECURED CONVERTIBLE NOTES

                                    INDENTURE

                          dated as of December 21, 1998

                                 by and between

                          CREATIVE HOST SERVICES, INC.

                                       AND

                   U.S. BANK NATIONAL ASSOCIATION, as Trustee

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1.  DEFINITIONS........................................................1

ARTICLE 2.  THE NOTES..........................................................1
      2.1   Form of Notes and Authentication...................................1
      2.2   Title and Terms....................................................2
      2.3   Denominations......................................................2
      2.4   Execution, Authentication, Delivery and Dating.....................2
      2.5   Registration; Registration of Transfer and Exchange................3
      2.6   Mutilated, Destroyed, Lost and Stolen Notes........................4
      2.7   Payment of Interest and Principal; Rights Reserved.................5
      2.8   Persons Deemed Owner...............................................6
      2.9   Cancellation.......................................................6
      2.10  Computation of Interest............................................6

ARTICLE 3.  SECURITY FOR THE NOTES.............................................6
      3.1   Security Documents.................................................6
      3.2   Grant of Security Interest.........................................6
      3.3   No Adverse Action..................................................7
      3.4   Further Assurances.................................................7

ARTICLE 4.  SATISFACTION AND DISCHARGE.........................................7
      4.1   Satisfaction and Discharge of Indenture............................7
      4.2   Application of Trust Money.........................................8

ARTICLE 5.  REMEDIES...........................................................8
      5.1   Events of Default..................................................8
      5.2   Acceleration of Maturity..........................................10
      5.3   Collection of Indebtedness and Suits for Enforcement by Trustee...10
      5.4   Trustee May File Proofs of Claim..................................11
      5.6   Application of Money Collected....................................12
      5.7   Limitation on Suits...............................................12
      5.8   Unconditional Right of Holders To Receive Principal and Interest..13
      5.9   Restoration of Rights and Remedies................................13
      5.10  Rights and Remedies Cumulative....................................13
      5.11  Delay or Omission Not Waiver......................................13
      5.12  Control by Holders................................................14
      5.13  Waiver of Past Defaults...........................................14
      5.14  Undertaking for Costs.............................................14


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ARTICLE 6.  THE TRUSTEE.......................................................15
      6.1   Certain Duties and Responsibilities...............................15
      6.2   Notice of Defaults................................................16
      6.3   Certain Rights of Trustee.........................................16
      6.4   Not Responsible for Recitals or Issuance of Notes.................17
      6.5   May Hold Notes....................................................17
      6.6   Money Held in Trust...............................................17
      6.7   Suits To Protect the Trust Estate.................................17
      6.8   Determinations Relating to Trust Estate...........................18
      6.9   Compensation, Reimbursement and Indemnity.........................18
      6.10  Disqualification; Conflicting Interests...........................19
      6.11  Corporate Trustee Required; Eligibility...........................19
      6.12  Resignation and Removal; Appointment of Successor.................19
      6.13  Acceptance of Appointment by Successor............................21
      6.14  Merger, Conversion, Consolidation or Succession to Business.......21
      6.15  Preferential Collection of Claims Against Issuer..................21

ARTICLE 7.  HOLDERS' LISTS AND REPORTS BY ISSUER..............................22
      7.1   Issuer to Furnish Trustee Names and Addresses of Holders..........22
      7.2   Preservation of Information; Communications to Holders............22
      7.3   Reports by the Issuer.............................................23

ARTICLE 8.  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE..............23
      8.1   Issuer May Consolidate, Etc., Only on Certain Terms...............23
      8.2   Successor Substituted.............................................24

ARTICLE 9.  SUPPLEMENTAL INDENTURES...........................................24
      9.1   Supplemental Indentures Without Consent...........................24
      9.2   Supplemental Indentures With Consent..............................25
      9.3   Execution of Supplemental Indentures..............................26
      9.4   Effect of Supplemental Indentures.................................26
      9.5   Reference in Notes to Supplemental Indentures.....................26
      9.6   Revocation and Effect of Consents.................................26

ARTICLE 10. COVENANTS.........................................................27
      10.1  Payment of Principal and Interest.................................27
      10.2  Maintenance of Office or Agency...................................27
      10.3  Money for Note Payments to be Held in Trust.......................27
      10.4  Validity of Notes; Title to Trust Estate..........................28
      10.5  Corporate Existence...............................................29
      10.6  Books; Inspection by Trustee......................................29
      10.7  Payment of Taxes and Other Claims.................................29
      10.8  Negative Covenants................................................29


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      10.9  Recording and Filing of Security Documents........................30
      10.10 Statements by Officers as to Default..............................30
      10.11 Use of Trust Moneys and Advances by Trustee.......................30
      10.12 Use of Proceeds...................................................30
      10.13 Insurance.........................................................31
      10.14 Repairs and Maintenance of Property...............................31
      10.15 Trustee's Right to Make Advances..................................31
      10.16 Board Visitation Rights; Election Rights..........................32
      10.17 Change of Control.................................................32
      10.18 Limitation on Incurrence of Additional Indebtedness...............34

ARTICLE 11. REDEMPTION OF NOTES...............................................34
      11.1  Redemption; Notices to the Trustee................................34
      11.2  Selection of Notes To Be Redeemed.................................35
      11.3  Notice of Redemption..............................................35
      11.4  Deposit of Redemption Price.......................................36
      11.5  Notes Payable on Redemption Date..................................36
      11.6  Notes Redeemed in Part............................................36

ARTICLE 12. ACCOUNTS, ACCOUNTING AND RELEASES.................................37
      12.1  "Trust Moneys"....................................................37
      12.2  Application of Payment Account....................................38
      12.3  Application of Principal Account..................................38
      12.4  General Provisions Regarding Accounts.............................38
      12.5  Powers Exercisable by Trustee or Receiver.........................39
      12.6  Disposition of Notes Retired......................................39
      12.7  Release of Trust Estate...........................................39
      12.8  Eminent Domain and Other Governmental Takings.....................40
      12.9  Trust Indenture Act Requirements..................................41

ARTICLE 13. OTHER PROVISIONS OF GENERAL APPLICATION...........................41
      13.1  Compliance Certificates...........................................41
      13.2  Acts of Holders...................................................42
      13.3  Notices, etc., to Trustee and Issuer..............................42
      13.4  Notice to Holders; Waiver.........................................43
      13.5  Effect of Headings and Table of Contents..........................44
      13.6  Successors and Assigns............................................44
      13.7  Severability Clause...............................................44
      13.8  Benefits of Indenture.............................................44
      13.9  Governing Law.....................................................44
      13.10 Legal Holidays....................................................44
      13.11 Exhibits and Schedules............................................44
      13.12 Rules by Trustee, Paying Agent, Registrar.........................44


                                       iii
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      13.13 Counterparts......................................................44
      13.14 Security Agreement................................................45
      13.15 Entire Agreement..................................................45


                                       iv
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                                    INDENTURE

      INDENTURE dated as of December 21, 1998 between CREATIVE HOST SERVICES, INC., a California corporation (the "Issuer"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (in such capacity, the "Trustee"), with respect to the following facts.

      A. The Issuer has duly authorized the creation of an issue of 12% Secured Convertible Notes ("Notes") as set forth herein; and to provide for such issue the Issuer has duly authorized the execution and delivery of this Indenture.

      B. The Issuer intends to secure the Notes by means of certain property, rights and privileges, as set forth herein.

      C. All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer and to make this Indenture a valid agreement of the Issuer and the Trustee, for the uses and purposes set forth herein, in accordance with its terms.

      NOW THEREFORE, IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Notes are to be authenticated, issued and secured, subject to the further covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby covenant and agree with the Trustee, for the equal and proportionate benefit of all the Holders of the Notes, as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

      For purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein shall have the meanings set forth in Annex A annexed hereto and made a part hereof. All other terms which are used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

                                    ARTICLE 2.
                                    THE NOTES

      2.1 Form of Notes and Authentication. The Notes and the Trustee's certificate of authentication shall be in substantially the form attached hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

      2.2 Title and Terms.

            (a) The aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture is limited to $3,000,000 except for Notes authenticated and delivered upon registration of, transfer of, in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6, 9.5 or
11.6. The Notes shall be known and designated as the "12% Secured Convertible Promissory Notes" of the Issuer. The Notes' Maturity Date shall be November 30, 2003.

            (b) The Notes shall bear interest at 12% per annum from the date of original issuance of each Note until the Maturity Date, payable on the fifteenth day of each calendar month, commencing on the 15th day of the first calendar month subsequent to the date of this Indenture, until the entire principal thereof is paid or duly provided for.

            (c) Principal shall be payable in equal installments, payable on the fifteenth day of each calendar month, commencing on the 15th day of the first calendar month subsequent to the date which is two (2) years after the date of this Indenture, and ending on the Maturity Date in an amount sufficient to amortize the Notes over a period of ten years, with any and all unpaid principal to be paid on the Maturity Date.

            (d) Principal of and interest (including any Accrued Bankruptcy Interest) on the Notes shall be paid at the office or agency of the Issuer maintained for such purpose in the City of San Diego, California, or at such other office or agency of the Issuer as may be maintained for such purpose; provided that at the option of the Issuer such principal or interest may be payable by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

            (e) The Notes shall be redeemable as provided in the Notes and in
Article 11.

            (f) The Notes shall be convertible as provided in the Notes.

      2.3 Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $1000, and any integral multiple thereof.


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      2.4 Execution, Authentication, Delivery and Dating.

            (a) The Notes shall be executed on behalf of the Issuer by its officers.

            (b) Notes bearing signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

            (c) The Issuer shall deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes as provided in this Indenture or such Issuer Order. Each Note shall be dated the date of its authentication.

            (d) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication duly executed by the Trustee by manual signature of an authorized representative, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

      2.5 Registration; Registration of Transfer and Exchange.

            (a) The Issuer shall cause to be kept at the offices of the Paying Agent a register (the "Note Register"), in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers and exchanges of Notes. The Paying Agent is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.

            (b) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 10.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount.

            (c) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of such Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

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            (d) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            (e) Every Note presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            (f) There shall be a service charge of Twenty Dollars ($20.00) for each registration of transfer or exchange of Notes, other than exchanges pursuant to Section 9.5 or 11.6 not involving any transfer. In addition, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes other than exchanges pursuant to Section 9.5 or
11.6 not involving any transfer.

            (g) Neither the Issuer, the Trustee nor the Note Registrar shall be required (a) to issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Section 11.2 and ending at the close of business on the day of such mailing, (b) to register the transfer or exchange of any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, or (c) to register a transfer that the Issuer determines, upon advice of counsel, would violate Federal or State securities laws.

      2.6 Mutilated, Destroyed, Lost and Stolen Notes.

            (a) If (i) any mutilated Note is surrendered to the Issuer or the Trustee, or (ii) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity Note sufficient in the judgment of both the Issuer and the Trustee to protect each of them from any loss which any of them may suffer if a Note is replaced, then, in the absence of written notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon an Issuer Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            (b) Upon the issuance of any new Notes under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and a reasonable fee to cover expenses connected therewith. In case any Note which has matured or is about to mature, or which has been called for redemption, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated

Note) if the applicant for such payment shall furnish the Issuer with such security or indemnity as it may require to save it harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Issuer of the destruction, loss or theft of such Note and of the ownership thereof.

            (c) Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      2.7 Payment of Interest and Principal; Rights Reserved.

            (a) Interest or principal on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

            (b) Any interest or principal on any Note which is payable, but is not punctually paid or duly provided for on any Payment Date (herein called "Defaulted Payment") shall accrue interest from 30 days from the date of the Defaulted Payment at the rate of (x) 15 1/2 % per annum or (y) the highest amount permissible under applicable law, if lower than 15 1/2% per annum ("Default Interest") and shall be paid by the Issuer, at its election in each case, as provided in Subsection (1) or (2) below:

                  (1) The Issuer may elect to make payment of any Defaulted Payment to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Payment, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Payment proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Payment or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Payment as set forth in this Subsection. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Payment which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less then 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date. In the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor having been so mailed, such Defaulted Payment shall be paid to the Persons in whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection
(2).

                  (2) The Issuer may make payment of any Defaulted Payment in any other lawful manner, and upon reasonable notice, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

            (c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of, upon transfer of, in exchange for or in lieu of any other Note shall carry the rights to unpaid principal and interest accrued, and to accrue, which were carried by such other Note.

      2.8 Persons Deemed Owner. Prior to the time of due presentment for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for all purposes, including the payment (subject to Section 2.7) of principal and interest on such Note, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

      2.9 Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and a certificate of such destruction issued to the Issuer.

      2.10 Computation of Interest. Interest on the Notes shall be computed on the basis of a 365-day year and actual number of days elapsed.


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

                                   ARTICLE 3.
                             SECURITY FOR THE NOTES

      3.1 Security Documents.

            (a) Prior to or contemporaneously with the authentication and delivery of any Notes pursuant to Section 2.4, the Issuer shall have delivered to the Trustee that certain Security Agreement dated the date hereof, executed by the Issuer, and that certain Stock Pledge dated the date hereof, executed by Mr. Sayed Ali.

            (b) For purposes of this Agreement, the Security Agreement and the Stock Pledge referred to in Section 3.1(a) above, and any other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments and documents may from time to time be amended or supplemented in accordance with the terms hereof and thereof, shall be collectively referred to as the "Security Documents."

            (c) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

      3.2 Grant of Security Interest. As security for the payment by the Issuer of all amounts due to the Holders from the Issuer under the Notes and this Indenture, and for the performance by the Issuer of its obligations hereunder, the Issuer does hereby assign and transfer to the Trustee, and does hereby create a security interest for the benefit of the Trustee, in trust for the equal and ratable benefit and security of the Holders from time to time of all the Notes outstanding, without priority of any one Note over any other, and upon the trusts and subject to the covenants and conditions herein set forth, the property described, in the Security Agreement (which collectively, including all property hereafter specifically subjected to the Lien of this Indenture by any instrument supplemental hereto, are herein called the "Trust Estate"):

      3.3 No Adverse Action. The Issuer does hereby represent and warrant that, except as described in the Company's Confidential Private Placement Memorandum dated December 15, 1998 relating to the Notes (the "Memorandum") it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the Security Documents hereunder shall remain in effect, any of its right, title or interest hereby secured, to any one other than the Trustee.

      3.4 Further Assurances. The Issuer agrees that upon the written request of the Trustee, the Issuer will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Trustee may reasonably deem desirable in obtaining the full benefits of this Article 3 and of the rights and powers herein granted.


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

                                   ARTICLE 4.
                           SATISFACTION AND DISCHARGE

      4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of the Issuer, shall execute instruments acknowledging satisfaction and discharge of this Indenture and termination of the Security Documents, when

            (a) either

                  (1) all Notes authenticated and delivered (other than (i) Notes which have been replaced or paid as provided in Section 2.6 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Trustee or any Paying Agent, and thereafter repaid to the Issuer, as provided in Section 10.3), have been delivered to the Trustee canceled or for cancellation; or

                  (2) all such Notes not delivered to the Trustee canceled or for cancellation have become due and payable and the Issuer has irrevocably deposited (including by delivering an irrevocable Issuer Order to the Trustee directing the Trustee to utilize amounts in the Accounts for such purpose) or caused to be deposited with the Trustee or other trustee satisfactory to the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness for principal and interest to the date of such deposit on such Notes not previously delivered to the Trustee canceled or for cancellation;

            (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

            (c) the Issuer has delivered to the Trustee or such other trustee
(i) irrevocable instructions to apply the deposited money toward payment of the Notes at Maturity Date or the Redemption Date, as the case may be, and (ii) an Officers' Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.9, and the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

      4.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee or other trustee reasonably satisfactory to the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly if the Trustee or such other trustee is then the Paying Agent or through any other Paying Agent designated by the Issuer (including the Issuer or an Affiliate), to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee, ratably, without preference or priority of any kind among the Notes.

                                   ARTICLE 5.
                                    REMEDIES

      5.1 Events of Default. "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of any principal of or interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

            (b) default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Section) or the Security Agreement, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

            (c) the filing of any involuntary petition in bankruptcy with respect to the Issuer, which petition has not been dismissed within 60 days of such filing, or the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable Federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

            (d) the commencement by the Issuer of a voluntary case or proceeding under any applicable Federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Issuer of a petition, answer or consent seeking reorganization or relief under any applicable Federal, state or foreign law, or the consent by the Issuer to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action;

            (e) (i) the occurrence of a levy, seizure, attachment, lien or encumbrance of or on any of the property included in the Trust Estate which is not discharged by the Issuer within 30 days, except for Mechanics' liens or Materialman's liens occurring in the normal course of Issuer's business and which Issuer contests in good faith by appropriate proceedings, or (ii) the sale, transfer or other disposition thereof other than in the ordinary course of business or in accordance with this Indenture;

            (f) the common stock of the Issuer is not listed on a national securities exchange or quoted on either the National Market System or the Small Cap Market of the automated quotation service operated by Nasdaq, Inc.;

            (g) the failure to pay at the final stated maturity (giving effect to any extension thereto) the principal amount of any Indebtedness of the Issuer or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $250,000 or more at any time in each case after a 10-day period during which such default shall not have been cured or such acceleration rescinded;

            (h) one or more judgments in an aggregate amount in excess of $250,000 (which are not covered by insurance as to which the insured has not disclaimed coverage) being rendered against the Issuer and such judgment or judgments remain undischarged or unstayed for a period of 60 days after the entry of such judgment or judgments;

            (i) except as permitted by the Indenture, the Security Agreement shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or

            (j) the termination (however effected) prior to the expiration of its initial term of any lease, license, concession or similar contract right of the Issuer to operate food, beverage or other retail operations (each, a "Store") at an airport which generates at least $250,000 of operating income for the Issuer per year (for the purposes of this sentence, the term "operating income" shall mean all income attributable to the sale of goods and products at a given Store, less expenses attributable to the Store, and excluding general and administrative expenses of the Issuer).

      5.2 Acceleration of Maturity. If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may declare the entire principal of all the Notes, plus accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal and interest shall become immediately due and payable. All outstanding principal and interest shall accrue at the rate of 15 1/2% per annum during such period which an Event of Default is continuing. If an Event of Default occurs, the Holders of a majority in aggregate principal amount of the Outstanding Notes may elect to waive the Event of Default or rescind any acceleration with respect to the Notes and its consequences.

      5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

            (a) The Issuer covenants that if default occurs in the payment of any principal of or interest on any Note when such principal or interest becomes due and payable and such default continues for a period of 30 days, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and upon overdue installments of interest at the rate borne by such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            (b) If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor decreed to be liable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

            (c) Except as limited by the Security Documents, if an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders hereunder or under the Security Documents by such appropriate private or judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in the Security Documents, or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, foreclosure of the Security Interests pursuant to the terms hereof and of the Security Documents.

            (d) The Trustee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceeding for the enforcement of the Lien of this

Indenture and any of the Security Documents, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale under any of the Security Documents or by the exercise of any right, power or remedy for the enforcement of the provisions of any of the Security Documents, or the foreclosure of the Lien of this Indenture and any of the Security Documents; in case of a sale of any of the Trust Estate and the application of the proceeds of sale to the payment of the Notes, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Notes, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment upon any property of the Issuer shall affect or impair the Lien of this Indenture and any of the Security Documents upon the Trust Estate or any rights, powers or remedies of the Trustee thereunder, or any rights, powers or remedies of the Holders of the Notes.

      5.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee shall, under all circumstances, be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee and any predecessor trustee any amount due them for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor trustee, respectively, their respective agents and counsel, and any other amounts due them under Section 6.9.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      5.5 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture, the Security Documents or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

      5.6 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: to the payment of the Trustee's costs and expenses of foreclosure under the Security Documents;

            SECOND: to the payment of all amounts due the Trustee under Section
      6.9 hereof;

            THIRD: to the payment of Default Interest, if any;

            FOURTH: the amounts then due and unpaid upon the Notes for interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind among the Notes, according to the amounts due and payable on such Notes for interest;

            FIFTH: the amounts then due and unpaid upon the Notes for principal, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind among the Notes, according to the amounts due and payable on such Notes for principal;

            SIXTH: the remainder, if any, to the Issuer, its successors or assigns or to whomsoever may be lawfully entitled to receive the same as evidenced by an Officer's Certificate or as a court of competent jurisdiction may direct.

      5.7 Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Security Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (b) such Holder or Holders have offered to the Trustee reasonable and customary indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (d) no written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

      5.8 Unconditional Right of Holders To Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the unconditional right to receive payment (subject to Section 2.7) of the principal of and interest (including any Accrued Bankruptcy Interest) on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      5.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Security Documents and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      5.10 Rights and Remedies Cumulative. Except as provided in Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised as may be deemed expedient by the Trustee or by the Holders, as the case may be.

      5.12 Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee hereunder, under any Security Document or under applicable law; provided that

            (a) such direction shall not be in conflict with any rule of law or with this Indenture;

            (b) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall determine that the proceedings so directed would involve it in personal liability or be unduly prejudicial to the Holders not taking part in such direction; and

            (c) such Holder or Holders have offered to the Trustee reasonable and customary indemnity against the costs, expenses and liabilities to be incurred in compliance with such request.

      5.13 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder or under the Security Documents and its consequence, except a default

            (a) in the payment of any principal of or interest on any Note,

            (b) depriving the Trustee or any Holder of a Lien upon any of the Trust Estate, or

            (c) in respect of a covenant or provision which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

      5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or any Security Document, or in any suit against the Trustee for any action taken, suffered or omitted by it as

Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding not less than a majority in aggregate principal amount of the Outstanding Notes or to any suit instituted by any Holder for the enforcement of the payment of any principal of or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

                                   ARTICLE 6.
                                   THE TRUSTEE

      6.1 Certain Duties and Responsibilities.

            (a) Except during the continuance of an Event of Default,

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Security Documents and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (1) this Subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or the Security Documents; and

                  (4) no provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, every provision of this Indenture and the Security Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

      6.2 Notice of Defaults. Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided that, except in the case of a default in the payment of any principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in
Section 5.1(b) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

      6.3 Certain Rights of Trustee. Subject to the provisions of Section 6.1:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the board of directors of the Issuer shall be sufficiently evidenced by a Directors' Resolution;

            (c) whenever in the administration of this Indenture or under any Security Document the Trustee shall deem it desirable that a matter be proved or established prior to taking or omitting any action, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (d) the Trustee may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or under any Security Document at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the trustee reasonable and customary security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and promises of the Issuer, personally or by agent or attorney;

            (g) the Trustee may execute any of the trusts or powers hereunder or under the Security Documents or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any willful misconduct, negligence or bad faith on the part of any agent or attorney appointed with due care by it hereunder; and

            (h) the Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

      6.4 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein, in the Security Documents and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or any of the Security Documents. The Trustee shall not be accountable for the use or application by the Issuer or any Paying Agent other than the Trustee of Notes or the proceeds thereof, or any money paid to the Issuer or any Paying Agent other than the Trustee or upon the direction of the Issuer or any Paying Agent other than the Trustee under any provisions hereof.

      6.5 May Hold Notes. The Trustee, any Paying Agent, Note Registrar or any other agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and may otherwise deal with the Issuer or any other obligor on the Notes with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

      6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law but such money shall bear interest which shall be paid to the beneficiary(ies) of such money, pro rata if applicable but the investment earnings on such monies shall be held in trust subject to the terms of this Indenture.

      6.7 Suits To Protect the Trust Estate. Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Trust Estate (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders or the Trustee).

      6.8 Determinations Relating to Trust Estate. In the event (i) the Trustee shall receive any written request from the Issuer for consent or approval with respect to any matter or thing relating to the Trust Estate or the Issuer's obligations with respect thereto or (ii) there shall be due to or from the Trustee under the provisions of any Security Document any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any nonperformance by the Issuer of any covenant or any breach of any representation or warranty of the Issuer set forth in any Security Document, then the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 5.12.

      6.9 Compensation, Reimbursement and Indemnity. The Issuer agrees:

            (a) to pay to the Trustee reasonable compensation for all services rendered by it hereunder, consisting of (i) Two Thousand Dollars ($2,000) for an initial set-up fee, (ii)Two Thousand Five Hundred Dollars ($2,500) per annum for all services of the Trustee as set forth in this Indenture other than services rendered after an Event of Default, payable in 4 quarterly installments of Six Hundred Twenty Five Dollars ($625.00), commencing on December 1, 1998, and (iii) reasonable compensation according to the Trustee's standard rates for all services set forth in this Indenture rendered after an Event of Default;

            (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the Security Documents, except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith; and

            (c) to indemnify the Trustee (in its individual capacity and as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and to hold each such Person harmless against, any claim, loss, liability or expense incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder or under any Security Document, including any liability which the Trustee may incur as a result of the failure to withhold, pay or report taxes arising out of the transactions contemplated by this Indenture (other than taxes based on the Trustee's income) and the costs and expenses of defending itself against any claim or liability and of complying with any process served on the Trustee or such other Person in connection with the exercise or performance of any of its powers or duties hereunder or under any of the Security Documents.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(c) or (d) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      The obligation of the Issuer under this Section 6.9 shall constitute additional indebtedness under this Indenture and shall (a) be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the benefit of particular Notes and (b) survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and any rejection or termination of this Indenture under any applicable Bankruptcy Law. Notwithstanding the foregoing provisions of this paragraph, the Trustee shall not have any right to set off amounts owing to the Trustee or to initiate any foreclosure or other remedy with respect to such lien or indebtedness unless and until the Holders shall have commenced proceedings to foreclose the Security Interests.

      The Trustee shall have no liability for any loss of principal that occurs for an investment made by the Trustee in Cash Equivalents under any provision of this Indenture, unless such loss of principal results from the Trustee's negligent action, negligent failure to act or willful misconduct.

      6.10 Disqualification; Conflicting Interests. The Trustee shall comply with Section 310(b) of the Trust Indenture Act.

      6.11 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $150,000,000.00, subject to supervision or examination by Federal or state authority and, to the extent there is such an institution eligible and willing to serve, having an office or agency in the County of San Diego, California. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      6.12 Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.13.

            (b) The Trustee may resign at any time by giving written notice thereof to the Issuer at least 30 Business Days prior to the date of such proposed resignation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by an Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Trustee and to the Issuer.

            (d) If at any time:

                  (1) the Trustee shall fail to comply with Section 6.10 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 6.11 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Issuer by a Directors' Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, such Act of the Holders having been delivered to the Issuer and the retiring Trustee, and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 6.13, become the successor Trustee and supersede the Trustee. If no successor Trustee shall have been so appointed by the Holders of the Notes and so accepted appointment, the Holder of any Note who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Issuer shall give written notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

      6.13 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges and reimbursement of all expenses, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in order to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

      6.14 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

      6.15 Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                                   ARTICLE 7.
                      HOLDERS' LISTS AND REPORTS BY ISSUER

      7.1 Issuer to Furnish Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Trustee

            (a) within 30 days after the initial issuance of the Notes, a list of the names and addresses of the Holders as of the initial issuance, and annually thereafter, on the anniversary date of the initial issuance, a list of the names and addresses of the Holders as of the most recent Regular Record Date, in each case in such form as the Trustee may reasonably require, and

            (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

      7.2 Preservation of Information; Communications to Holders.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

            (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                  (1) afford such applicants access to the information set forth in Section 7.2(a), or

                  (2) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information set forth in Section 7.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

      If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expense of mailing, provided that if the Trustee determines that the mailing of the form of proxy or other communication which the applicants propose to transmit would be contrary to the best interests of the Holders or would be in violation of applicable law, the Trustee shall within five (5) days after receipt of such tender provide a written statement to such effect to the Issuer, which statement shall specify the basis for such opinion. The Issuer shall promptly evaluate the statement and either (i) provide the Trustee with a written statement concurring with the Trustee's opinion and instructing the Trustee not to transmit the proxy or other communication, or (ii) provide a written statement to the Trustee instructing the Trustee to transmit the proxy or other communication. In either case, the Issuer shall indemnify the Trustee for any liability arising from Issuer's instruction. The Trustee shall thereupon comply with the instructions of the Issuer. If the Trustee, in reliance on the instruction of the Issuer, fails to transmit the proxy or other communication, it shall give notice of such failure to the Holders.

            (c) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

      7.3 Reports by the Issuer. The Issuer, by March 30 of each year, beginning March 30, 1999, will deliver to the Trustee and mail to all registered Holders of the Outstanding Notes, as the names and addresses of such Holders appear upon the Note Register, the following:

            (a) annual audited financial statements of the Issuer for the Issuer's fiscal year just ended,

            (b) an Officers' Certificate stating that, to the best knowledge of the signer thereof, the Issuer has fulfilled all its obligations under this Indenture throughout such fiscal year, and, if there has been a default in the fulfillment of any such obligation, specifying each default and the nature and status thereof; and

            (c) a brief report by the Issuer's officers, which may be included in the Officers' Certificate required under Section 7.3(b), with respect to any release of the Lien of this Indenture over the Trust Estate which has not previously been reported.

                                   ARTICLE 8.
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

      8.1 Issuer May Consolidate, Etc., Only on Certain Terms. The Issuer shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

            (a) the Person (if other than the Issuer) formed or surviving such consolidation or merger or that acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplement hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

            (b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

            (c) the Issuer shall have delivered to the Trustee an Officers' Certificate satisfactory in form and substance to the Trustee stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent in this Article provided for relating to such transaction have been complied with; and

            (d) the Issuer complies with the provisions of Section 10.17 below.

      8.2 Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the "Issuer" in the first paragraph of this instrument or any successor which shall theretofore have become such in the manner prescribed in this Article may be dissolved, wound-up and liquidated at any time thereafter, and such person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

                                   ARTICLE 9.
                            SUPPLEMENTAL INDENTURES

      9.1 Supplemental Indentures Without Consent. Without the consent of any Holders, the Issuer, when authorized by a Directors' Resolution, and the Trustee together may enter into one or more indentures supplemental hereto or amend or supplement any Note or Security Document, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer, herein and in the Notes and the Security Documents;

            (b) to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer, herein or in any Security Document;

            (c) to cure any ambiguity, to correct or supplement any provision herein or in the Notes which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or in the Notes; provided that, in each case, such provisions shall not adversely affect the interests of the Holders in any material respect;

            (d) to evidence, and provide for the acceptance of, the appointment of a successor Trustee hereunder;

            (e) to make any change that does not adversely affect the rights of any Holder; or

            (f) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which is required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to this Indenture or any Security Document or otherwise; provided that the Issuer has delivered to the Trustee an Officers' Certificate stating that such change does not adversely effect the rights of any Holder.

      9.2 Supplemental Indentures With Consent. With the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Issuer and the Trustees, the Issuer when authorized by a Directors' Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any of the Security Documents or of modifying in any manner the rights of the Holders under this Indenture, the Notes or any of the Security Documents; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

            (a) change the Stated Maturity of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

            (b) alter the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

            (c) modify or affect in any manner adverse to the Holders the terms and conditions of the Issuer in respect of the due and punctual payment of any principal of or interest on the Notes.

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      9.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate stating that the execution of such supplemental indenture (i) is authorized or permitted by this Indenture and the Security Documents (if applicable) and (ii) does not violate the provisions of any agreement or instrument known to the Issuer evidencing any other Indebtedness of the Issuer. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture.

      9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture, the Security Documents and the Notes shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes authenticated and delivered hereunder shall be bound thereby.

      9.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the officers of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

      9.6 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to his Note or portion of a Note if the Trustee receives the written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                   ARTICLE 10.
                                    COVENANTS

      10.1 Payment of Principal and Interest.

            (a) The Issuer shall make payment to the Trustee for deposit in the Payment Account established under Section 12.1(b), prior to each Payment Date, all amounts necessary to pay the interest due on such Payment Date.

            (b) The Issuer shall make payment to the Trustee for deposit in the Principal Account established under Section 12.1(c), prior to each Payment Date, all amounts necessary to pay the principal amount due on such Payment Date.

            (c) The Issuer will duly and punctually pay the principal of and interest on the Notes, in accordance with the terms of the Notes and this Indenture. An installment (including any redemption of Notes pursuant to Article
11) of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer) holds on that date money designated for and sufficient to pay the Installment.

      10.2 Maintenance of Office or Agency. The Issuer will maintain in the County of San Diego, California an office or agency where Notes may be presented or surrendered for payment or repurchase, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      10.3 Money for Note Payments to be Held in Trust. The Trustee will, on or before each due date of the principal of or interest on any Notes, deposit with or otherwise make available to the Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due (to the extent funds are then available from the Trust Estate for such purposes), such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Trustee will promptly notify the Paying Agent of such action or any failure so to act.

      The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (a) hold all sums held by it for the payment of principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal or interest;

            (c) at any time during the continuance of any such default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent;

            (d) hold all sums delivered to it for the benefit of the Trustee in trust for the sole benefit of the Trustee until such sums are applied or disposed of as herein provided; and

            (e) subsequent to an Event of Default, upon the written request of the Trustee, take such action as may be necessary to cause all payments or amounts previously paid to the Paying Agent for the benefit of the Trustee to be paid directly to the Trustee.

      The Issuer may for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Any money deposited with the Trustee or any Paying Agent in trust for the payment of principal of or interest on any Note and remaining unclaimed six months after such principal or interest has become due and payable shall be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be (a) mailed to Holders at their addresses as they shall appear on the Note Register and (b) published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the cities of Los Angeles and San Diego, California, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

      10.4 Validity of Notes; Title to Trust Estate. The Issuer represents and warrants that:

            (a) It is duly authorized under applicable law and its articles of incorporation to create and issue the Notes, to execute and deliver this indenture and all instruments included in the Trust Estate which are executed and delivered hereby and to pledge the property included in the Trust Estate; all corporate action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained; the Notes designated in Section 2.2 are legal, valid and binding obligations of the Issuer; and

            (b) the Security Documents are valid and enforceable and the property included in the Trust Estate is free of all liens, charges and encumbrances except as permitted hereby, the Issuer has full power and lawful authority to pledge the property included in the Trust Estate, and the Trustee has a valid and enforceable security interest therein, subject only to exceptions permitted hereby or thereby; the Issuer will at all times preserve, warrant and defend the Trustee's title and right in and to the property included in the Trust Estate against the claims of all persons.

      10.5 Corporate Existence. The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, licenses and franchises.

      10.6 Books; Inspection by Trustee. The Issuer will keep proper books of record and account, in which full and correct entry shall be made of all dealings or transactions of or in relation to the Notes and the properties, business and affairs of the Issuer in accordance with generally accepted accounting principles. The Issuer will furnish to the Trustee any and all information as the Trustee may reasonably request with respect to the performance by the Issuer of its covenants in this

Indenture. Nothing in this Section shall be deemed to require the Trustee to request such information with respect to the performance by the Issuer of its covenants in this Indenture.

      10.7 Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer; unless such tax, assessment, charge or claim is being contested in good faith by appropriate proceedings and for which adequate provision has been made in accordance with generally accepted accounting principles.

      10.8 Negative Covenants.

            (a) The Issuer will not create, incur, assume or suffer to exist any Liens of any kind upon the Trust Estate, except for Liens on the Trust Estate as permitted by the applicable Security Documents.

            (b) The Issuer will not take or omit to take any action which might or would have the result of affecting or impairing the Security Interests in favor of the Trustee, on behalf of the Holders, with respect to the Trust Estate, and the Issuer shall not grant to any Person any interest whatsoever in the Trust Estate except as permitted by the Security Documents.

            (c) The Issuer will not enter into any agreement or instrument that by its terms expressly (i) prohibits the Issuer from optionally redeeming or otherwise making any payments on the Notes or (ii) requires that the proceeds received from the sale of any Trust Estate be applied to repay, redeem or otherwise retire any indebtedness of any Person other than the Indebtedness represented by the Notes except as set forth in Article Twelve hereof and in the Security Documents.

            (d) The Issuer will not incur any Indebtedness that would rank in terms of payment senior to or on parity with the Notes.

      10.9 Recording and Filing of Security Documents. The Issuer will cause financing statements and continuation statements covering security interests in personal property to be recorded promptly, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Trust Estate.

      10.10 Statements by Officers as to Default. When any event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Issuer gives any notice to the Issuer or takes any other action with respect to a claimed default, the Issuer shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action, and the nature and status thereof, as soon as possible but in no event later than five Business Days after its occurrence.

      10.11 Use of Trust Moneys and Advances by Trustee. If the Issuer shall fail to perform any of its covenants in this Indenture, the Trustee may (but shall not be required to), use and apply any Trust Moneys held by it under
Article 12 or make advances to effect performance of any such covenant on behalf of the Issuer as contemplated by this Indenture, the Security Documents or otherwise; provided, that the Trustee shall not be required to make any such advances from its own funds; and provided further, that all moneys so used or advanced by the Trustee, together with interest at the rate borne by the Notes, shall be repaid by the Issuer upon demand and such advances shall be secured under the Security Documents. For repayment of all such advances the Trustee shall have the right to use and apply any Trust Moneys at any time held by it under Article Twelve but no such use of Trust Moneys or advances shall relieve the Issuer from any default.

      10.12 Use of Proceeds. Issuer will use net proceeds from the sale of all or any portion of the Notes, after payment of expenses, first, to discharge the Small Business Administration loan to the Issuer in the outstanding principal amount of approximately $125,000.00, second, to discharge the convertible bridge loan from Global Capital to the Issuer in the outstanding principal amount of approximately $500,000.00, third, to discharge any bridge loan to the Issuer which is in default, fourth, to discharge the remaining bridge loans to the issuer which aggregate (together with the amounts of the convertible bridge loan and any bridge loans which are in default) approximately $1.9 million, and fifth, to pay for expenditures towards the capital improvements described in the Memorandum.

      10.13 Insurance.

            (a) The Issuer will keep all its properties of a character usually insured by institutions similarly situated insured to one hundred percent (100%) of their full insurable value against loss by fire and extended perils. Evidence of such insurance shall be kept by the Issuer. An insurance payment on account of a loss on any of the Trust Estate shall be payable to the Trustees hereunder as their interest may appear. In the event of damage or destruction of such property and recovery therefor under such insurance, the Issuer will as soon as possible replace or repair such property or use the money received under the insurance policy to retire the Notes issued hereunder, except as otherwise provided in the Indenture.

            (b) The Issuer will carry insurance against such other risks, including, without limitation, public liability, workers' compensation, and boiler insurance, in such reasonable amounts as may be available and as are usually carried by institutions of the same or similar character and magnitude.

            (c) In the event of loss covered by insurance, if the total amount received by the Trustee upon all policies shall, in the case of one loss, be $50,000 or less, and if the Issuer is not, to the knowledge of the Trustee, then in default under the Indenture, the amount received by the Trustee on account of such loss shall be paid to the Issuer by the Trustee and shall be used by the Issuer to pay for replacements of or substitutions for the injured or destroyed property, but the Trustees shall not be required to see to the application thereof. In all other cases, the proceeds of any and all insurance on any part of the Trust Estate which may be received by the Trustee shall be held and applied as provided in Article 12 of the Indenture.

            (d) So long as any of the Notes are outstanding hereunder, the Issuer will deposit and keep on deposit with the Trustee certificates with respect to all the policies of insurance referred to in paragraph (a) of this Section which relate to the Trust Estate and evidence satisfactory to the Trustee with respect to the insurance coverage referred to in paragraph (b) of this Section; the Issuer will at any time upon request by the Trustee furnish such information as the Trustee may request regarding any insurance carried by it, and if requested by the Trustee, will furnish a certificate signed by an officer of the Issuer stating that such Issuer is complying with the requirements of this Section, and the Trustee may accept such statement as sufficient evidence of compliance by the Issuer with its covenants set forth in this Section.

      10.14 Repairs and Maintenance of Property. The Issuer will keep the Trust Estate in good repair and condition, and not permit or commit any waste thereof, and will keep the facilities which comprise a portion of the Trust Estate occupied so as not to impair the insurance carried thereon. The Issuer will not permit the rights, powers, franchises or privileges which are subject to the lien of the Indenture to lapse or be forfeited other than by expiration of a nonrenewable term.

      10.15 Trustee's Right to Make Advances. If the Issuer shall fail to perform any of the covenants contained in Section 10.13 or 10.14 hereof, the Trustee may make advances to perform the same in its behalf, but shall be under no obligation so to do unless indemnified to its satisfaction against the expense thereof or furnished with the means therefor; and to the extent permitted by law all sums so advanced shall bear interest at the highest rate specified in the Notes issued hereunder until paid and shall be secured hereby, having the benefit of the Lien hereby created prior to the indebtedness evidenced by the Notes issued hereunder, but no such advance shall be deemed to relieve the Issuer from any default hereunder.

      10.16 Board Visitation Rights; Election Rights. So long as any Notes are outstanding hereunder, the Holders of a majority in aggregate principal amount of the Outstanding Notes may nominate one representative who shall have the right to attend regular meetings of the board of directors of the Issuer. The Issuer shall notify such representative at least 48 hours in advance of the time and place of any meeting of the board of directors. If there shall occur an Event of Default, the Issuer shall take all efforts (subject to the Issuer's board of directors' fiduciary duties) to nominate a representative designated by the Holders of a majority in aggregate principal amount of the

Outstanding Notes for election to the board of directors of the Issuer. Such representative may decline such nomination.

      10.17 Change of Control.

            (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder's Notes in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to the then applicable Optional Redemption Percentage (as defined in the form of Note attached hereto) of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

            (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which a Change of Control has occurred, if the purchase of the Notes would violate or constitute a default under any other Indebtedness of the Issuer, then the Issuer shall, to the extent needed to permit such purchase of Notes, either (i) repay all such indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under such Indebtedness to permit the purchase of the Notes as provide below. The Issuer shall first comply with the covenant in the preceding sentence before it will be required to make the Change of Control offer or purchase the Notes pursuant to the provisions described below.

            (c) Within 30 days following the date on which a Change of Control has occurred, the Issuer shall send, by first-class mail postage prepaid, a notice to each Holder of Notes, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 10.17 and that all Notes validly tendered and not withdrawn will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest, if any, and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option to Holder to

Elect Purchase" on the reverse of the Note contemplated, to the Issuer at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                  (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new
Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

                  (8) the circumstances and relevant facts regarding such Change of Control.

            (d) On or before the change of Control Payment Date, the Issuer shall (i) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash in U.S. dollars sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Issuer. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Issuer for cancellation. Any monies remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Issuer except with respect to the monies owed as obligations to the Trustee pursuant to Article 6. For purposes of this Section 10.17, the Trustee shall, except with respect to monies owed as obligations to the Trustee pursuant to Article 6, act as the Paying Agent.

            (e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Change of Control Offers by virtue thereof.

      10.18 Limitation on Incurrence of Additional Indebtedness. The Issuer may incur additional Indebtedness so long as (i) the Issuer's Fixed Charge Coverage Ratio at the time of incurrence of such Indebtedness, after giving pro forma effect to such incurrence as of such date and to the use of proceeds therefrom, is at least 1.4:1.0, and (ii) the ratio of (x) the sum of the Issuer's long term debt including the short term portion of such long term debt (calculated in accordance with GAAP) and the aggregate principal and interest amount under the Notes, to (y) Total Shareholders Equity (calculated in accordance with GAAP), does not exceed 1.5:1.0. The Issuer may not incur any Indebtedness after the Closing of the issuance of all the Notes issued hereunder unless such the aggregate principal amount of such Indebtedness (a) allows the Issuer to maintain the financial ratios set forth in this Section 10.18 and (b) either does not exceed $500,000 in principal amount of Indebtedness or, if such principal amount of Indebtedness is over $500,000, is approved by the Holders of a majority in aggregate principal amount of the Outstanding Notes, which approval cannot be unreasonably withheld and cannot be made contingent upon such Holders receiving any form of compensation. In the event the Issuer seeks such approval, the Issuer shall deliver to each Holder written notice of its intent to obtain financing and obtain consent to such financing by such Holders, which consent must be in writing. The denial of the Issuer's request must also be in writing to the Issuer. The failure by such Holders to approve or deny the Issuer's request within three (3) business days after the last receipt by any such Holder of the Issuer's written notice shall be deemed to be a consent to the financing by such Holders.

      10.19 Lease Financing. Notwithstanding the provisions of section 10.18, the Issuer has received proposals or commitments for lease financing from certain lease financing companies identified as "New Leases" or "Leases to be finalized" on Schedule 10.19 hereto to acquire up to $1.3 million of lease financing proceeds. The Issuer shall have the right, but not the obligation, to obtain up to an aggregate of $1.3 million of lease financing on the terms proposed by such lessors, or with other lessors on substantially similar terms.

                                   ARTICLE 11.
                               REDEMPTION OF NOTES

      11.1 Redemption; Notices to the Trustee. The Notes are subject to redemption, at the option of the Issuer, in whole or in part, upon 90 days' prior notice by mail to each Holder of Notes to be redeemed, at the percentage, specified in the Notes for a given time period in which redemption occurs, of the outstanding principal amount of each Note or such portion thereof being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on a Payment Date):

      If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of the Notes and this Indenture, it shall, as soon as reasonably practicable but in no event less than 90 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee by an Officers' Certificate of the Redemption Date and the principal amount of Notes to be redeemed on such Redemption Date.

      The election of the Issuer to optionally redeem any Notes pursuant to this
Section 11.1 shall be evidenced by a Directors' Resolution. In case of any redemption at the election of the Issuer and so long as any other Indebtedness of the Issuer is outstanding or committed to be loaned, the Issuer shall provide the Trustee with an Officers' Certificate (concurrently with the above-mentioned Officers' Certificate) stating that such redemption is authorized or permitted by this Indenture and does not violate the terms of any instrument or agreement evidencing such Indebtedness.

      11.2 Selection of Notes To Be Redeemed. If less than all the Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected not less than 90 days prior to the Redemption Date by Company by written notice to the Trustee from the Outstanding Notes not previously called for redemption. The Company may elect (the "Discriminatory Redemption Election") to redeem all, but not less than all, of the Notes held by Cap-Ex. Other than those Notes redeemed pursuant to the Discriminatory Redemption Election, the Notes to be redeemed shall be redeemed on a pro rata basis. The amounts to be redeemed may be equal to $1,000, or any integral multiple thereof.

      The Trustee shall promptly notify the Issuer and the Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

      11.3 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 90 days prior to the Redemption Date to each Holder of Notes to be redeemed, at the address appearing in the Note Register.

      All notices of redemption shall state:

            (a) the Redemption Date;

            (b) the Redemption Price;

            (c) if less than all Outstanding Notes are to be redeemed, the identification and the outstanding principal amount of the particular Notes to be redeemed;

            (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof, and that interest thereon shall cease to accrue on and after said date;

            (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price; and

            (f) the paragraph of the Notes pursuant to which the Notes are being redeemed;

      Notice of redemption of Notes to be redeemed shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

      11.4 Deposit of Redemption Price. The Issuer shall deposit with the Trustee or with a Paying Agent by 10:00 a.m. California time on each Redemption Date, an amount of money in immediately available funds sufficient to pay the Redemption Price of, and any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, provided that a written notice by the Issuer to the Trustee that funds sufficient to pay the Redemption Price are on deposit in an Account established under Section 12.1 shall satisfy the requirement for a deposit of money as set forth herein.

      11.5 Notes Payable on Redemption Date. The Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption, such Note shall be paid by the Issuer at the Redemption Price together with accrued interest to the Redemption Date; provided that installments of principal and interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.7. If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.

      11.6 Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.2 (with, if the Issuer, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Note Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                   ARTICLE 12.
                        ACCOUNTS, ACCOUNTING AND RELEASES

      12.1 "Trust Moneys".

            (a) All cash or Cash Equivalents received by the Trustee or the Paying Agent acting on behalf of the Trustee:

                  (1) pursuant to the provisions of Section 10.1(a) of this Indenture;

                  (2) pursuant to the provisions of Section 10.1(b) of this Indenture;

                  (3) as compensation for, or proceeds of sale of, any part of the Trust Estate taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of;

                  (4) as proceeds of insurance upon any part of the Trust Estate (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); or

                  (5) for application under this Article as elsewhere provided in this Indenture or any Security Document, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"), shall be held by the Trustee for the benefit of the Holders as set forth in this Article.

            (b) Simultaneously with the execution and delivery hereof, the Trustee will establish at a financial institution reasonably acceptable to the Trustee and selected by the Paying Agent a payment account (the "Payment Account"). The Trustee or the Paying Agent acting on behalf of the Trustee shall promptly deposit in the Payment Account all Trust Moneys of the type described in items (1) or (2) of Section 12.1(a). All amounts so deposited, including all income from the investment or reinvestment thereof, shall be held by the Trustee as part of the Trust Estate as herein provided, subject to withdrawal by the Trustee for the purposes hereinafter set forth.

            (c) On or before the date on which the Trustee or the Paying Agent acting on behalf of the Trustee first receives Trust Moneys pursuant to items
(3), (4) or (5) of Section 12.1(a), the Trustee shall establish at a financial institution reasonably acceptable to the Trustee selected by the Paying Agent an account for repayment of principal (the "Principal Account"). The Trustee or the Paying Agent acting on behalf of the Trustee shall promptly deposit in the Principal Account all Trust Moneys of the type described in items (3), (4) or
(5) of Section 12.1(a). All such amounts, including all income from the investment or reinvestment thereof, shall be held by the Trustee as part of the Trust Estate as herein provided, subject to withdrawal by the Trustee or the Paying Agent acting on behalf of the Trustee for the purposes hereinafter set forth.

      12.2  Application of Payment Account.

            (a) Cash in the Payment Account shall be invested and reinvested, at the written direction of the Issuer, by the Trustee in Cash Equivalents; provided, that such cash shall not be invested in Cash Equivalents having a maturity date on or after the next Payment Date if such Cash Equivalents, after application of all cash in the Payment Account, will be required in order to pay the interest due on the Notes on such Payment Date; provided further, that any Holder may request a copy of such written direction.

            (b) On each Payment Date, the Paying Agent on behalf of the Trustee shall withdraw or draw upon amounts on deposit in the Payment Account in the amounts required for payment of the installment of principal and interest due on the Notes on such Payment Date.

      12.3 Application of Principal Account. Upon the deposit of any amounts in the Principal Account, the Issuer shall deliver an Officers' Certificate to the Trustee indicating whether such amounts, or any portion thereof, represent proceeds of a sale or refinancing of any part of the Trust Estate pursuant to
Section 12.7(b). The Trustee or the Paying Agent acting on behalf of the Trustee shall thereafter apply such amounts, and earnings thereon as follows: to the extent such amounts represent the proceeds of a sale or refinancing of any of the Trust Estate pursuant to Section 12.7(b) or insurance proceeds, the Trustee shall use such proceeds to redeem Notes in accordance with Sections 11.2, 11.3,
11.5 and 11.6 on a Redemption Date selected by the Trustee, which Redemption Date shall not be more than 15 days nor less than 5 days following receipt of such amounts.

      12.4  General Provisions Regarding Accounts.

            (a) Amounts on deposit in the Accounts shall not be commingled with any other moneys or property of the Issuer or any Affiliate.

            (b) If any amounts are needed for disbursement from any Account pursuant to this Article 12, and sufficient uninvested funds are not available in such Account to make such disbursement, in the absence of an Issuer Order for the liquidation of Cash Equivalents held therein, the Trustee shall cause to be sold or otherwise converted to cash, Cash Equivalents held in such Account, in an amount sufficient to make such disbursement.

            (c) Subject to Section 6.1, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account.

            (d) In the event that:

                  (1) a default or Event of Default has occurred and is continuing, but the Notes have not been declared due and payable pursuant to
Section 5.2; or

                  (2) an Event of Default has occurred and is continuing, the Notes have been declared due and payable pursuant to Section 5.2, and amounts collected or receivable pursuant to Article 5 of this Indenture are being applied in accordance with Section 5.6 the Trustee shall invest and reinvest the funds then in the Accounts, to the fullest extent practicable in Cash Equivalents. All such investments made under the circumstances described in clause (2) above shall mature no later than the first date following the date of such investment on which the Trustee proposes to make a distribution to Holders of Notes pursuant to Section 5.6.

            (e) The Trustee or the Paying Agent acting on behalf of the Trustee shall maintain in its possession all certificates or other instruments evidencing any investment of funds in the Accounts and shall relinquish possession of such items only for purposes of collecting the final payment receivable on such investment.

      12.5 Powers Exercisable by Trustee or Receiver. In case the Trust Estate (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 12 conferred upon the Issuer with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article 12. If the Trustee shall be in possession of any of the collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.

      12.6 Disposition of Notes Retired. All Notes received by the Trustee and for whose purchase Trust Moneys are applied under this Article 12, if not otherwise canceled, shall be promptly canceled and destroyed by the Trustee unless the Trustee shall be otherwise directed by Issuer Request. Upon destruction of any Notes, the Trustee shall issue a certificate of destruction to the Issuer.

      12.7 Release of Trust Estate.

            (a) In the event that the Issuer delivers an Officers' Certificate certifying that all of the Indenture Obligations have been satisfied and discharged by complying with the provisions of Article 4 and the Trustee agrees such Indenture Obligations have been satisfied and discharged, the Trustee shall not be deemed to hold the Security Interests in the Trust Estate for the benefit of the Holders.

            (b) The Issuer shall have the right at any time to sell or otherwise dispose of or to refinance any of the Trust Estate, upon compliance with the requirements and conditions of this Section 12.7(b) and the Trustee shall release the same from the Lien of this Indenture and the Security Documents upon receipt of a notice from the Issuer requesting such release pursuant to this
Section 12.7(b) ("Release Notice") and describing the property to be so released, together with:

                  (1) A Directors' Resolution requesting such release and authorizing an application to the Trustee therefor;

                  (2) An Officers' Certificate dated not more than 30 days prior to the date of the application for such release, to the effect:

                        (a) that the Issuer will dispose of the property to be released for a consideration, which consideration shall consist solely of cash or Cash Equivalents, in an amount such that such consideration is equal to or greater than the then-current fair market value of the property to be released;

                        (b) that such consideration, together with the fair market value of the remainder of the Trust Estate, is equal to or greater than the then-outstanding balance of principal and interest under the Notes; and

                        (c) that all conditions precedent herein provided for relating to such release have been complied with; and

                  (3) A counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee and in form for execution by the Trustee.

      In connection with any release, the Issuer shall (i) execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, (ii) deliver to the Trustee such evidence of the satisfaction of the conditions of the Indenture and the Security Documents as the Trustee may reasonably require and (ii) deliver to the Trustee the amount of the proceeds from the sale, disposition or refinancing of the property to be released up to and including the amount of the principal and accrued interest of the Outstanding Notes. All cash or Cash Equivalents received by the Trustee pursuant to this Section 12.7(b) shall be deposited in the Principal Account.

            (c) Any release of any portion of the Trust Estate made strictly in compliance with the provisions of this Section 12.7 shall not be deemed to impair the Security Interests in contravention of the provisions of this Indenture.

      12.8 Eminent Domain and Other Governmental Takings. Should any of the property included in the Trust Estate be taken by eminent domain or be sold pursuant to the exercise by the

United States of America or any State, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Trust Estate, the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee of the following:

            (a) an Officers' Certificate stating that such property has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a State, municipality or other governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;

            (b) the award for such property or the proceeds of such sale, to be held as Trust Moneys subject to the disposition thereof pursuant to Article 12 hereof;

      In any proceedings for the taking or purchase or sale of any part of the Trust Estate, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Issuer. Each Holder shall be deemed to have agreed that the amount of any condemnation award shall be equal to the fair value of the property to which such award relates.

      12.9 Trust Indenture Act Requirements. The release of any Trust Estate from the terms hereof and of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Trust Estate or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Trust Estate or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture.

                                   ARTICLE 13.
                     OTHER PROVISIONS OF GENERAL APPLICATION

      13.1 Compliance Certificates. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture or any provision of a Security Document, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture or such Security Document, as the case may be, relating to the proposed action have been complied with, except that, in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Indenture or such Security Document, as the case may be, relating to such particular application or request, no additional certificate need be furnished.

      Every certificate with respect to compliance with a condition or covenant provided for in this Indenture or any Security Document shall include:

            (a) a statement that each individual signing such certificate has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

            (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      13.2 Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Security Document to be given or taken by Holders or the Trustee on behalf of the Holders pursuant to any Security Document may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee at the Corporate Trust Office and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution as provided below in subsection (b) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Notes shall be proved conclusively by the Note Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, to the same extent as the original Holder in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

      13.3 Notices, etc., to Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture or any Security Document to be made upon, given or furnished to, or filed with,

            (a) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at U.S. Bank National Association, 950 17th. Street, Suite 650, Denver, Colorado 80202, Attention: Adam Dalmy, Corporate Trust Department; or

            (b) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise herein expressly provided) hereunder if made, given furnished or delivered in writing, to the Issuer addressed to it at 6335 Ferris Square, Suites G-H, San Diego, California, Attention: Sayed Ali, or at any other address furnished in writing to the Trustee and such Holder by the Issuer by notice in accordance with this section; or

            (c) the Issuer by the Trustee or the Trustee by the Issuer shall be sufficient for every purpose hereunder (unless otherwise provided) if in writing and sent by facsimile transmission, in the case of the Issuer to the attention of its president, and received by the Issuer at the address listed above, and in the case of the Trustee at the address listed above, or at any other number of addressee previously furnished in writing to the Trustee by the Issuer, or by the Issuer to the Trustee, as the case may be, provided that if receipt of such facsimile transmission is not confirmed in writing or by facsimile by the addressee, a copy of such transmission shall be delivered by hand or mailed, first class, postage prepaid, to such addressee.

      Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given 3 days after deposit in the mails first, class, postage prepaid, whether or not the addressee receives it.

      13.4 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall effect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

      13.5 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are used for convenience of reference only and shall not affect the construction hereof and do not define or limit the scope of provisions of this Indenture.

      13.6 Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

      13.7 Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible, and such invalidity, illegality or unenforceability shall not affect the remainder of this Indenture. In any event, all other provisions of this Indenture shall be deemed valid and enforceable to the full extent possible.

      13.8 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

      13.9 Governing Law. This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of Colorado, as applied to contracts entered into by Colorado residents and to be performed entirely within Colorado.

      13.10 Legal Holidays. In any case where any Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 2.7 or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, Redemption Date or date established for payment pursuant to Section 2.7 or at the Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 2.7 or Stated Maturity, as the case may be, to the next succeeding Business Day.

      13.11 Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

      13.12 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

      13.13 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute but one and the same instrument.

      13.14 Security Agreement. This Indenture shall constitute a security agreement under the Uniform Commercial Code as in effect in the State of California. Upon the occurrence of any Event of Default, and in addition to any other rights available under this Indenture, any Security Document or any other instruments included in the Trust Estate or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party on default under the Uniform Commercial Code to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any or all of the amounts on deposit in the interest reserve account established in the Accounts, if any, and any other rights and other interests assigned or pledged hereby at public or private sale. All amounts received hereunder shall be applied first to all costs and expenses incurred by the Trustee in connection with such collection and enforcement and thereafter as elsewhere provided in this Indenture.

      13.15 Entire Agreement. This Indenture and the related agreements referred to herein contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Indenture and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting that subject matter.

*   *   *

      U.S. Trust National Association hereby accepts the trusts in this Indenture declared and provided and agrees to perform its duties hereunder for the benefit of the Holders, upon the terms and conditions hereinabove set forth.

      IN WITNESS WHEREOF, the parties hereto have cause this Indenture to be duly executed as of the day and year first above written.

                                 CREATIVE HOST SERVICES, INC., a California corporation


                                 By: ___________________________________________
                                     Sayed Ali, President


                                 U.S. TRUST NATIONAL ASSOCIATION, a United
                                 States national banking association, as Trustee


                                 By: ___________________________________________


                                 By: ___________________________________________

                                     ANNEX A

                                   DEFINITIONS

      "Accounts" shall mean the Payment Account and the Principal Account.

      "Accrued Bankruptcy Interest" means all interest accruing subsequent to the occurrence of any of the events specified in Section 5.1(d) or (e) or which would have accrued but for any such event.

      "Act" when used with respect to any Holder has the meaning specified in
Section 13.2.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in San Diego, California are authorized or obligated by law or executive order to close.

      "Capitalized Lease Obligation" means Indebtedness (including the Indebtedness identified on Schedule 10.19 hereto) represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

      "Cash Equivalents" means certificates of deposit, or AAA-rated money market funds, or money market accounts of any financial institution (or its affiliate) that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $50,000,000.

      "Cash Flow" means, for any period, the sum (without duplication) of (i) net income and (ii) to the extent net income has been reduced thereby, (a) all income taxes of the Issuer accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (b) interest expense, (c) non-cash charges, and (d) the amount of all lease and concession obligations of the Issuer paid, accrued, or scheduled to be paid or accrued, during such period, all determined in accordance with GAAP.

      "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one or more transaction or series of related transactions) of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not in compliance with the provisions of this Indenture); (ii) a majority of the board of directors shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors for the Issuer.

      "Closing" means the date of initial issuance of the Notes.

      "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the board of directors of the Issuer on the date of the first issuance of Notes under this Indenture, or (ii) was nominated for election or elected to the board of directors of the Issuer, as the case may be, with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

      "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of this Indenture is located at U.S. Bank National Association, 950 17th. Street, Suite 650, Denver, Colorado 80202, Attn: Adam Dalmy, Corporate Trust Department, and whose principal operations center is located at 180 East 5th Street, St. Paul, Minnesota 55101.

      "Default Interest" has the meaning specified in Section 2.7. Unless the context otherwise requires, any references to interest herein shall be deemed to include Default Interest, if any.

      "Defaulted Payment" has the meaning specified in Section 2.7.

      "Directors' Resolution" means a copy of a resolution duly adopted by the board of directors of the Issuer, certified by the secretary of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Event of Default" has the meaning specified in Article Five.

      "Fixed Charges" means, for any period, the sum, without duplication, of
(i) the interest expense, calculated in accordance with GAAP, of the Issuer for such period, (ii) the interest expense, calculated in accordance with GAAP, of the Issuer that was capitalized during such period, (iii) the amount of all cash dividend payments paid, accrued or scheduled to be paid or accrued during such period, and (iv) the amount of any and all lease and concession obligations of the Issuer paid, accrued, or scheduled to be paid or accrued, during such period, by the Issuer.

      "Fixed Charge Coverage Ratio" means, in accordance with GAAP, for the four full fiscal quarters ending on or prior to the date of determination, the ratio of Cash Flow for such period to the Fixed Charges of the Issuer for such period.

      "Holder" means a Person in whose name a Note is registered in the Note Register.

      "Indebtedness" means (i) indebtedness or liability for borrowed money;
(ii) obligations evidenced by Notes, debentures or other similar instruments;
(iii) obligations for the deferred purchase price of property or services (including trade obligations); (iv) Capitalized Lease Obligations; (v) current liabilities in respect of unfunded vested benefits under plans covered by ERISA;
(vi) obligations under letters of credit; (vii) obligations under acceptance facilities; (viii) all guaranties, endorsements (either than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (ix) obligations secured by any Liens, whether or not the obligations have been assumed.

      "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

      "Indenture Obligations" means the obligations of the Issuer (and any other obligor hereunder or under the Notes) to pay principal of, and interest (including, without limitation, any Accrued Bankruptcy Interest) on the Notes when due and payable, whether at Maturity, by acceleration, call for redemption or repurchase, or otherwise, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the Security Documents and the performance of all other obligations to the Trustee and the Holders under this Indenture, the Notes and the Security Documents, according to the terms hereof and thereof.

      "Issuer" means the Person named as the "Issuer" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

      "Issuer Request" or "Issuer Order" means a written request or order signed in the name of the Issuer by its authorized officer, and delivered to the Trustee.

      "Lien" means any mortgage, lien (statutory or other), pledge, security interest, charge, encumbrance, claim, hypothecation, assignment for security, deposit arrangement, or preference or priority or other assignment agreement of any kind or nature whatsoever.

      "Officers' Certificate" means a certificate signed by the authorized officers of the Issuer, or any other individual customarily performing similar functions with respect to the Issuer, and delivered to the Trustee. Each Officers' Certificate shall comply with the provisions of Section 13.1.

      "Maturity" when used with respect to any Note means the date on which the entire outstanding principal of such Note becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration, call for redemption or otherwise.

      "Maturity Date" when used with respect to any Note means the date specified in such Note as the fixed date on which the entire principal of such
Note is due and payable.

      "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.5.

      "Outstanding" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

            (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuer;

provided that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, direction, consent or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

      "Paying Agent" means any Person authorized by the Issuer to pay the principal of, or interest on any Notes on behalf of the Issuer, which term may include the Issuer or an Affiliate of the Issuer. The initial Paying Agent hereunder shall be U.S. Bank National Association.

      "Payment Account" has the meaning assigned such term in Section 12.1.

      "Payment Date" means the Stated Maturity of an installment of principal of or interest on the Notes, as provided in the Notes.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Principal Account" has the meaning assigned such term in Section 12.1.

      "Redemption Date" when used with respect to any Notes to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price" when used with respect to any Note to be redeemed means the price at which it is to be redeemed pursuant to such Note and this Indenture (which term shall include the Optional Redemption Percentage, if applicable).

      "Regular Record Date" for the interest payable on any Payment Date means the thirtieth (30th) day of the month (whether or not a Business Day) next preceding such Payment Date.

      "Responsible Officer" when used with respect to the Trustee means any officer of the Trustee, including without limitation any Vice President, any Assistant Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall, in any case, be responsible for the administration of this document or have familiarity with it, and also means, with respect to particular corporate trust matters, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Security Documents" has the meaning specified in Section 3.1.

      "Security Interests" means the Liens on the Trust Estate created by the Security Documents in favor of the Trustee for the benefit of the Holders.

      "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.7.

      "Stated Maturity" when used with respect to any installment of interest thereon or principal thereof means the date specified in such Note as the fixed date on which such installment of interest or principal is due and payable, including the Maturity Date.

      "Trust Estate" has the meaning specified forth in Section 3.2.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any subsequent legislation that amends, supplements or supersedes such Act.

      "Trust Moneys" has the meaning set forth in Section 12.1.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                                 SCHEDULE 10.19
                          Creative Host Services, Inc.
                                 Leases Payable

            Lessor               Original         Term        Payment   End of Lease    Outstanding
            ------               --------         ----        -------   ------------    -----------
                                   Date                                    Buyout         Balance
                                   ----                                    ------         -------
1.     Timmerman                 September         60       $4,117.32          FMV      $   82,896
                                 1995

2.     Lyon                      November          60        8,050.00          FMV         171,155
                                 1995

3.     T&W Leasing               April 1996        48        4,153.21         None          56,465

4.     WINR                      March 1996        60        7,561.83         1.00         177,081

5.     Invest Lease              June 1996         60        1,763.77         1.00          66,151

6.     Crocker                   August 1996       60        3,273.98         1.00          98,096

7.     Amplicon                  September         36       31,080.00         None         114,046
                                 1996                        Qtrly.

8.     FSFI                      May 1997          36        2,524.49     2,155.68          34,591
                                                                                        ----------

       Total Prior Leases                                                               $  800,481
                                                                                        ----------
       New Leases

9.     Greentree                 August 1998       36        5,350.00         1.00         131,250

10.    WINR                      October 1998      60        4,654.00         1.00         150,000

11.    Capital Resources         October 1998      60        3,308.00     9,946.00          99,000

12.    Icon Capital              1998              60        7,144.00            *         475,000
                                                                                        ----------

       Total New Leases                                                                    855,250
                                                                                        ----------

       Leases to be finalized

12.    Icon Capital              1998              60               *            *         725,000

13.    Pacific Financial         1998              60               *            *         550,000
                                                                                        ----------
       Total Lease to be
       finalized                                                                         1,275,000
                                                                                        ----------

       Grand Total                                                                       2,930,731
                                                                                        ==========

This schedule includes leases which are anticipated to fund. If these leases do not come to fruition, then the company will replace them with other leases of similar terms and amounts.

*   Currently under negotiation.

                                    EXHIBIT A

      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
      SECTION 5 OF THE ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          Creative Host Services, Inc.
                          12% Secured Convertible Note

$___________                                                   December 21, 1998
                                                                        No. ____

      Creative Host Services, Inc., a California corporation (herein called the "Issuer," which term includes any successor person or entity under the Indenture (hereinafter defined)), for value received, hereby promises to pay to _________________ or registered assigns, the principal sum of ___________ Dollars on or before December 20, 2003, as specified herein, and to pay interest thereon (calculated on the basis of a 365 day year) at a rate of 12.0% per annum, accruing from the date of issuance of this Note, payable on the fifteenth day of each calendar month, commencing on the fifteenth day of the first calendar month subsequent to the date of the Indenture, until the entire principal amount is paid in full or duly provided for.

      Principal shall be payable in equal installments, without presentation of this Note, payable on the fifteenth day of each calendar month, commencing on the 15th day of the first calendar month subsequent to the date which is two (2) years after the date of the Indenture, and ending on the Maturity Date, in an amount sufficient to amortize the Note over 10 years, with any and all unpaid principal to be paid on the Maturity Date upon presentation of this Note.


                                Exhibit A - P. 1

      1. Person to Whom Interest and Principal is Paid. The interest and principal payable, on any Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such payment of interest or principal. Any such interest or principal not paid shall cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Payment to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, all as more fully provided in the Indenture.

      2. Place of Payment. Payment of principal of and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the City of San Diego, California or at such other office or agency of the Issuer as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that such payment may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

      3. Indenture. This Note is one of a duly authorized issue of securities of the Issuer designated as its 12% Secured Convertible Notes (herein called the "Notes"), limited in aggregate principal amount to $3,000,000.00 which may be issued under that certain 12% Secured Convertible Notes Indenture (herein called the "Indenture") dated December 21, 1998, between the Issuer and U.S. Bank National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Issuer, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

      All capitalized terms used in this Note without definition shall have the meanings assigned to them in the Indenture.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

      4. Conversion Right. At any time and from time to time during the period beginning on the date three (3) months from the date of this Note (the "Conversion Commencement Date") and thereafter while any principal or interest hereunder remains outstanding, Holder shall have the right, but not the obligation, to convert this Note into fully paid and nonassessable shares of Maker's common stock ("Common Stock" or the "Shares") at the price per share of $2.625 (the "Conversion Price") of the outstanding balance of principal and interest due hereunder at the date of conversion as follows (such right being referred to herein as the "Conversion Right"):


                                Exhibit A - P. 2

            4.1 Method of Exercise. The Conversion Right shall be exercised, in whole or in part, by delivery to the Issuer of the form of subscription agreement attached hereto duly executed. Upon receipt of such notice, the Issuer shall cause to be issued certificates for the total number of whole Shares with respect to which the Conversion Right is being exercised in such denominations as are required for delivery to the Holder hereof, and the Issuer shall thereupon deliver such certificates to the Holder hereof or its nominee, and deliver the surrendered note to the Trustee for cancellation. The outstanding balance of principal and interest due hereunder and the monthly payments thereof shall be reduced to reflect any and all conversions into Shares.

            4.2 Investment Intent. The Holder hereof represents and warrants to the Issuer that the Conversion Right and, to the extent the Conversion Right is exercised, the Shares, are being acquired for such Holder's own account for investment purposes only and such Holder has no present intention or agreement to effect any distribution of any portion of the Conversion Right, the Shares or any rights with respect thereto.

            4.3 Adjustments Upon Changes in Capitalization.

                  4.3.1 Stock Splits. If the Issuer at any time or from time to time after the issuance date of this Note effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Issuer at any time or from time to time after the date of this Note combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 4.3.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  4.3.2 Dividends and Distributions. In the event the Issuer, at any time or from time to time after the date of this Note, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection 4.3.3 as of the time of actual payment of such dividends or distributions.


                                Exhibit A - P. 3

                  4.3.3 Recapitalization or Reclassification. If the Shares issuable upon the conversion of this Note are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 4.3), then, and in any such event, the Conversion Right shall thereafter refer to the right to convert this Note into such number and kind of securities as would have been issuable to the Holder here as a result of such change if, immediately prior to such change, such Holder had exercised the Conversion Right as to the entire outstanding balance of principal and interest hereunder, subject to further adjustment as provided herein.

                  4.3.4 Sale of the Issuer. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4.3) or a merger or consolidation of the Issuer with or into another company, or the sale of all or substantially all of the Issuer's properties and assets to any other person, the Conversion Right shall thereafter refer to the right to convert this Note into such number and kind of securities and property as would have been issuable or distributable to the Holder hereof on account of such reorganization, merger, consolidation or sale if, immediately prior thereto, such Holder had exercised the Conversion Right as to the entire outstanding balance of principal and interest hereunder. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.3 with respect to the rights of such Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4.3 (including adjustment of the Conversion Price then in effect and number of shares purchasable upon conversion of this Note) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                  4.3.5 Observance of Duties. The Issuer shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Right of the Holder hereof against dilution or other impairment.

      5. Registration Under the Securities Act of 1933.

            5.1 Registration and Legends. This Note and the Shares issuable upon conversion of this Note have not been registered under the Securities Act of 1933, as amended ("the Act"). Upon conversion, in whole or in part, of this Note, the certificates representing the Shares shall bear the following legend until such time as such legend is no longer required by law:


                                Exhibit A - P. 4

      THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS, OR (B) THE ISSUER HAS FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

            5.2 Registrable Securities. For purposes of this Agreement, "Registrable Securities" shall mean the securities issued or issuable upon conversion of the Notes and the securities issued or issuable upon exercise of the warrants issued by the Issuer pursuant to that certain Confidential Private Placement Memorandum dated December 15, 1998.

            5.3 Demand Registration Rights. On one occasion at any time after December 21, 1998, the Issuer shall, upon the demand of the holders of a majority of the Registrable Securities, register such securities and file all necessary undertakings with the Securities and Exchange Commission (the "SEC") so as to permit the Holder hereof the right to sell publicly the Shares issued on conversion of this Note. The Issuer will bear all expenses attendant to registering the Registrable Securities (subject to Section 5.5.5).

            5.4 Piggyback Registration Rights. In the event that the right to demand that the Registrable Securities be registered pursuant to Section 5.3 has not been exercised, the Issuer agrees to include any appropriate Shares issuable upon conversion of this Note in any registration statement filed by the Issuer at any time after the Conversion Commencement Date and before the Stated Maturity.

            5.5 Covenants Regarding Registration. In connection with any registration under Section 5.3 or 5.4 hereof, the Issuer covenants and agrees as follows:

                  5.5.1 The Issuer shall, within sixty (60) days after receipt of written demand from the holders of a majority of the Registrable Securities pursuant to Section 5.3, take all steps necessary to effectuate preparation and filing with the SEC of the registration statement as required by and in compliance with the Act. Such registration statement shall be on Form S-3 or other appropriate form as determined by the Issuer.


                                Exhibit A - P. 5

                  5.5.2 The Issuer shall keep such registration statement effective for the lesser of (i) twenty-four (24) months, or (ii) the period of time in which the holders of securities covered by such registration statement have effected the distribution of their Shares. During such period the Issuer shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  5.5.3 The Issuer shall notify each holder of Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  5.5.4 The Issuer shall furnish to such holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

                  5.5.5 The Issuer shall pay all costs, fees, and expenses in connection with new registration statements under Section 5.3 (excluding the costs attendant to a second demand registration) and Section 5.4 hereof including, without limitation, the Issuer's legal and accounting fees, printing expenses, and blue sky fees and expenses, except that the Issuer shall not pay for any of the following costs and expenses: (i) underwriting discounts and commissions allocable to the Shares, (ii) state transfer taxes, (iii) brokerage commissions, (iv) fees and expenses of counsel and accountants for the holders of this Note or the Shares.

                  5.5.6 The Issuer will take all necessary action which may be required in qualifying or registering the Shares covered by such registration statement or post-effective amendment or new registration statement for offering and sale under the securities laws of such states as are reasonably requested by the holders of such Shares, provided that the Issuer shall not be obligated to execute or file any general consent to service or process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.


                                Exhibit A - P. 6

      6. Redemption.

            6.1 Optional Redemption. The Notes are subject to redemption pursuant to the terms of the Indenture, at the option of the Issuer, in whole or in part, on not less than 90 days' prior notice by mail to each Holder of Notes to be redeemed, at the percentage (at a given time, the "Optional Redemption Percentage"), specified below for a given time period in which redemption occurs, of the outstanding principal amount of each Note or such portion thereof being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on a Payment Date):

                   Time Period                        Percentage
                   -----------                        ----------

       December 1, 1998 - November 30, 1999              105%

       December 1, 1999 - November 30, 2000              104%

       December 1, 2000 - November 30, 2001              103%

       December 1, 2001 - November 30, 2002              102%

       December 1, 2002 - November 29, 2003              101%

            6.2 Prior Due Payments. In the case of any redemption of Notes, principal and interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Regular Record Date. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

      In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      7. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes and accrued and unpaid interest, if any, may be declared to be due and payable in the manner and with the effect provided in the Indenture.

      8. Security Documents. In order to secure the due and punctual payment of the principal of, and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Issuer has granted to the Trustee security interests in and Liens on its interest in the Trust Estate for the benefit of the Holders of Notes pursuant to the Indenture and the Security Documents.


                                Exhibit A - P. 7

      Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time-to-time pursuant to the respective provisions thereof and the Indenture.

      Each Holder acknowledges that a release of any of the Trust Estate or Liens strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

      9. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of the Security Documents and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture, the Security Documents and this Note at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture, the Security Documents and this Note and certain past defaults under the Indenture, the Security Documents and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      10. Denominations, Transfer, Exchange. The Notes are issuable only in registered form without coupons in denominations of $1000 and any integral multiple thereof. As provided in the Indenture, the securities are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

      As provided in the Indenture and subject to certain limitations therein set forth, in the event of a transfer the transfer of this Note is registrable on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained for such purpose in the City of San Diego, California, or at such other office or agency of the Issuer as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      There shall be a service charge of Twenty ($20.00) for each registration of transfer or exchange, other than certain exchanges as set forth in the Indenture not involving any transfer. In addition, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


                                Exhibit A - P. 8

      11. Persons Deemed Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

      12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

      13. Authentication. Unless the certificate of authentication hereon has been duly executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: December 21, 1998         CREATIVE HOST SERVICES, INC., a California
                                 corporation


                                 By:____________________________________________
                                    Sayed Ali, President

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

Dated: ________________          U.S. BANK NATIONAL ASSOCIATION, a United
                                 States national banking association, as Trustee


                                 By:____________________________________________
                                        Title:__________________________________


                                Exhibit A - P. 9

                          CREATIVE HOST SERVICES, INC.
                         6335 Ferris Square, Suites G-H
                           San Diego, California 92121

              Subscription Agreement for the Conversion of Note

      The undersigned hereby irrevocably subscribes for the purchase of ________ Shares pursuant to and in accordance with the terms and conditions of this Note, which Shares should be delivered to the undersigned at the address below. If said number of Shares do not represent the entire outstanding balance of principal and interest under this Note, a new Note of like tenor for the remaining outstanding balance should be delivered to the undersigned at the address stated below.

      The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any Shares unless either (a) a registration statement, or post-effective amendment thereto, covering the Shares has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, and all applicable state securities laws have been complied with, or (b) counsel satisfactory to Creative Host Services, Inc.. has rendered an opinion in writing and addressed to Creative Host Services, Inc.. that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) Creative Host Services, Inc.. may notify the transfer agent for the Shares that the certificates for the Shares acquired by the undersigned are not to be transferred unless the transfer agent receives advice from Creative Host Services, Inc.. that one or both of the conditions referred to in (1)(a) and
(1)(b) above have been satisfied; and (3) Creative Host Services, Inc.. may affix the legend set forth in Section 5.1 of this Note to the certificates for the Shares hereby subscribed for, if such legend is applicable.


Dated:______________________________     Signed:________________________________

Signature guaranteed:                    Address:_______________________________
                                                 _______________________________
____________________________________
(Signature must be guaranteed by a
guarantor institution participating
in a Medallion Signature Program)

                               FORM OF ASSIGNMENT

      For value received, the undersigned hereby sells, assigns and transfers unto ______________________ the within Note of Creative Host Services, Inc. and all rights thereunder, and hereby irrevocably constitute and appoints _____________________ attorney to transfer the said Note on the Note Register, with full power of substitution in the premises.


Dated:______________________         ___________________________________________

                                     Social Security or other tax identification number of transferee

                                     ___________________________________________

Signature Guaranteed:

(Signature must be guaranteed by a guarantor institution participating in a Medallion Signature
Program)

NOTICE: The Assignor's signature to this assignment must correspond with the name as it appears upon the fact of the within Note in every particular without alteration or any change whatever.